As filed with the Securities and Exchange Commission on May 20, 2010	Registration No. 333-127527

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DERMA SCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2328753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

214 Carnegie Center, Suite 300
Princeton, NJ  08540
(609) 514-4744
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

_____________________________

Derma Sciences, Inc. Statutory Stock Option Plan
Derma Sciences, Inc. Non-Statutory Stock Option Plan
Derma Sciences, Inc. Restricted Stock Plan
(Full titles of the plans)
_____________________________

Edward J. Quilty, President
214 Carnegie Center, Suite 300
Princeton, NJ  08540
 (609) 514-4744
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications and notices to:

Raymond C. Hedger, Jr., Esq.
Hedger & Hedger
2 Fox Chase Drive
P.O. Box 915
Hershey, PA  17033
Tel:  (717) 534-9993
Fax:  (717) 534-9813

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	507,393	(2)	$3.07	(3)	$1,557,697	$111
Common stock, $0.01 par value per share	288,651	(4)	$5.28	(5)	$1,524,077	$109
Common stock, $0.01 par value per share	21,875	(6)	$3.04	(7)	$66,500	$5
Totals	817,919				$3,148,274	$225

(1)  Pursuant to Rule 416 under the Securities Act, this registration statement also relates to an indeterminate number of additional shares of common stock which may be issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)  Represents shares of common stock underlying options heretofore issued under the Registrant’s stock option plans that were not previously registered.
(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on an average exercise price of $3.07 per share.
(4)  Represents shares of common stock underlying as yet unissued options under the Registrant’s statutory stock option plan that were not previously registered.
(5)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices of the Registrant’s common stock on the Nasdaq Capital Market on May 14, 2010.
(6)  Represents shares of common stock issued under the Registrant’s restricted stock plan.
(7)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices of the Registrant’s common stock on the OTC Bulletin Board on May 12, 2009 such date being the date on which entitlement to the award of restricted stock vested in the recipients thereof.

EXPLANATORY NOTE

This post-effective amendment amends our registration statement on Form S-8 No. 333-127527 (the “Registration Statement”) filed with the Securities & Exchange Commission on August 15, 2005 for the purpose of registering 660,957 shares of common stock underlying options issued and to be issued pursuant to the Registrant’s statutory and non-statutory stock option plans.

This amendment to the Registration Statement (the “Amendment”) has been filed for the purpose of:  (1) registering 796,044 additional shares of common stock underlying options issued and to be issued pursuant to the Registrant’s statutory stock option plan, and (2) registering 21,875 shares of common stock issued pursuant to the Registrant’s restricted stock plan.

This Amendment includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of common stock issued to such persons as equity compensation under the Registrant’s stock option plans or the Registrant’s restricted stock plan.

ii

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I of Form S-8 will be delivered to various individuals who received options to purchase our common stock or grants of common stock under our Plans in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

iii

REOFFER PROSPECTUS

708,874 Shares

Derma Sciences, Inc.

Common Stock

This reoffer prospectus relates to an aggregate of up to 708,874 shares (the “Shares”) of common stock, $0.01 par value per share, of Derma Sciences, Inc., a Pennsylvania corporation (the “Registrant,” “we,” or “our”), which may be offered for sale from time to time by the selling shareholders named herein or to be named in the future by means of supplements to this prospectus.  The Shares offered hereby have been or will have been acquired under our Statutory Stock Option Plan, our Non-Statutory Stock Option Plans or our Restricted Stock Plan (collectively, the “Plans”).

The selling shareholders and certain broker-dealers that participate in the offer and sale of the Shares on behalf of the selling shareholders may be deemed to be “underwriters” for purposes of the Securities Act of 1933, as amended (the “Securities Act”), in which case commissions and discounts received by such broker-dealers may be deemed to be underwriting compensation under the Securities Act.  We will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, brokers, dealers or agents.  We will not receive any proceeds from the sale of the Shares by the selling shareholders.

There is no assurance that any of the selling shareholders will sell any of the Shares or that all of the Shares will be sold. Our common stock is traded on the Nasdaq Capital Market under the symbol “DSCI”.  We anticipate that the selling shareholders will offer shares of common stock for resale at prevailing prices on the Nasdaq Capital Market or such other market upon which our common stock may then trade on the date of sale.  The last reported sale price of our common stock on May 14, 2010, was $5.20 per share.  We will receive none of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon exercise of the options.

The shares of our common stock are “control securities” under the Securities Act before their sale under this prospectus.  This prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the selling shareholders to the public.  Each shareholder that sells shares of our common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act.  Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.  You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A LOSS OF YOUR INVESTMENT.  SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 20, 2010.

TABLE OF CONTENTS

Where You Can Find More Information	2
Incorporation of Certain Information by Reference	2
Caution Regarding Forward Looking Statements	3
The Company	3
Risk Factors	3
Use of Proceeds	4
Selling Shareholders	4
Plan of Distribution	4
Legal Matters	5
Experts	5
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	5
Appendix A	6

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934.  You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.  General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.dermasciences.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC.  Information on our website, other than the below mentioned reports and proxy statements, is not incorporated into, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference certain information we have filed with it which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  The following documents we filed with the SEC are incorporated herein by reference:

(a)	Our registration statement on Form 8-A effective May 13, 1994.
(b)	Our registration statement on Form S-1 effective February 16, 2010.
(c)	Our current report on Form 8-K relative to our common stock becoming listed on the Nasdaq Capital Market filed February 11, 2010.
(d)	Our current reports on Form 8-K relative to the purchase of the worldwide rights to license Medihoney filed February 24, 2010 and March 1, 2010.
(e)	Our current reports on Form 8-K relative to an amendment to our financing arrangement with GE Business Financial Services Inc. filed March 1, 2010 and April 1, 2010.
(f)	Our annual report on Form 10-K filed March 31, 2010 for the year ended December 31, 2009.
(g)	Our current report on Form 8-K relative to termination of an executive’s employment filed April 1, 2010.
(h)
Our notice of annual meeting of shareholders and definitive proxy statement filed April 14, 2010 relative to the election of directors and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

(i)	Our quarterly report on Form 10-Q filed May 12, 2010 for the quarter ended March 31, 2010.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus.  Requests for these reports or documents should be directed to John E. Yetter, CPA, Vice President and Chief Financial Officer, Derma Sciences, Inc., 214 Carnegie Center, Suite 300, Princeton, NJ 08540.  Requests for these reports or documents may be made telephonically to Mr. Yetter at 609-514-4744 and via email to jyetter@dermasciences.com.  We will not send exhibits to these filings unless we have specifically incorporated the exhibit by reference into the filing.

We have filed a registration statement with the SEC under the Securities Act that registers the issuance and sale of the securities offered by this prospectus.  The registration statement, including the exhibits attached hereto or incorporated by reference herein, contains additional relevant information about us.  The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

CAUTION REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital.  Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” in our Registration Statement on Form S-1 effective on February 16, 2010  and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

THE COMPANY

We are a specialty medical device/pharmaceutical company with a primary focus on wound care.  We engage in the manufacture, marketing and sale of three proprietary dermatological related product lines:  (1) wound care, (2) wound closure and specialty securement devices, and (3) skin care.  In addition, we have leveraged our expanding manufacturing capabilities by building a growing private label/original equipment manufacture (“OEM”) business.  Our customers consist of various health care agencies and institutions such as wound care centers, long-term care facilities, hospitals, home healthcare agencies, physicians’ offices and retail and closed door pharmacies.  We also sell our products through retail channels such as retail pharmacies, other retail outlets and first-aid kit manufacturers.  While we have our own direct selling organization, our products are principally sold through medical products supply distributors.  We currently sell our products in the United States, Canada and select international markets.  Our principal distribution facilities are located in St. Louis, Missouri, Houston, Texas and Toronto, Canada.  Our principal manufacturing facility is located in Toronto, Canada.  We, through our subsidiary Derma Sciences Canada, also lease a light manufacturing facility in Nantong, China producing low volume and/or labor intensive wound care products.

The markets we serve are large and growing.  We estimate that the total global wound care market (institutional and retail) is $14 billion and is growing at a rate of 10% annually.  Our mission is to enhance shareholder value by servicing a significant portion of this market as a fully integrated wound care product provider.

Derma Sciences, Inc. and our subsidiaries Sunshine Products, Inc., Derma Sciences Canada Inc. and Derma First Aid Products, Inc. are referred to collectively in this prospectus as “we”, “us” or “the Registrant”.  Our executive offices are located at 214 Carnegie Center, Suite 300, Princeton, New Jersey and our telephone number is 609-514-4744.

RISK FACTORS

The Risk Factors set forth in our annual report on Form 10-K filed March 31, 2010 and our quarterly report on Form 10-Q filed May 12, 2010 are hereby incorporated by reference.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by this prospectus.  However, we expect to use the proceeds from the exercise of options for working capital and other general corporate purposes.

SELLING SHAREHOLDERS

This prospectus relates to the Shares that the selling shareholders have acquired or will acquire under the Plans.  Each of the selling shareholders is, or was within the past ninety days, a director or executive officer of the Registrant.  The Shares to which this prospectus relates may be “control securities” within the meaning of General Instruction C to Form S-8.  Neither the statements in this prospectus or in the related registration statement, nor any delivery of this prospectus in connection with the disposition of Shares by any of the selling shareholders, will be an admission by us or any of the selling shareholders that the selling shareholder is in a control relationship with the Registrant.

The table attached as Appendix A sets forth, with respect to the selling shareholders and based on the information available to us as of the date thereof, the name and position of each selling shareholder, the number of shares of common stock owned, the number of Shares available for sale under this prospectus and the number and percent of our outstanding shares of common stock that are presently owned and will be owned after giving effect to this offering.  We do not know whether any of the selling shareholders will sell any or all of the Shares offered by this prospectus.  The inclusion of Shares in the table in Appendix A does not constitute a commitment to sell any Shares by any of the selling shareholders named therein.

The shares offered by this prospectus are being registered for reoffers and resales by the selling shareholders, who have acquired or may acquire such shares pursuant to grants of restricted stock or the exercise of options.  The selling shareholders named below, together with other persons who may become control persons by becoming directors or executive officers, may resell all, a portion or none of such shares from time to time.

PLAN OF DISTRIBUTION

The shares may be sold or transferred for value by the selling shareholders, or by pledgees, donees, transferees or other successors in interest to the selling shareholders, in one or more transactions on the Nasdaq Capital Market, or such other market upon which our common stock may then trade, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated.  The selling shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).  The selling shareholders, and any broker-dealers that participate in the distribution of the shares, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act.  All selling and other expenses incurred by individual selling shareholders will be borne by such selling shareholders.

Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling shareholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

In addition to any such number of shares sold hereunder, a selling shareholder may, at the same time, sell any shares of our common stock, including the shares offered by this prospectus, owned by such person in compliance with the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by this prospectus.

We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been will be passed upon by Hedger & Hedger, Hershey, Pennsylvania.

EXPERTS

The consolidated financial statements of Derma Sciences, Inc. as of and for the years ended December 31, 2009 and 2008 appearing in Derma Sciences, Inc’s. Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 empower our Company, and the bylaws of our Company provide that it shall have the power, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of our Company, or is or was serving at the request of our Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or in the case of actions undertaken other than in his official capacity, not opposed to, the best interest of our Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of our Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to our Company unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

APPENDIX A

The table below sets forth with respect to each selling shareholder, based upon information available to us as of March 31, 2010, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus, the number of shares to be sold and the percentage of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus.

Selling Shareholders(1)	Number of Shares Owned Before Sale(2)	Percent of Shares Owned Before Sale	Number of Shares to be Sold	Number of Shares Owned After Sale(2)	Percent of Shares Owned After Sale
Bruce F. Wesson, Director (3)	574,257	8.38%	15,470	558,787	8.17%
Richard J. Keim, Director (4)	200,533	3.04%	50,470	150,063	2.29%
Edward J. Quilty, Chairman, President and Chief Executive Officer (5)	184,743	2.76%	131,407	53,336	*
Stephen T. Wills, CPA, MST, Lead Director (6)	81,054	1.23%	60,470	20,584	*
John E. Yetter, CPA, Vice President and Chief Financial Officer (7)	81,064	1.22%	76,064	5,000	*
Robert C. Cole, Executive Vice President for Sales (8)	76,689	1.16%	70,439	6,250	*
James T. O’Brien, Director (9)	69,420	1.05%	53,595	15,825	*
Srini Conjeevaram, Director (10)	62,345	*	59,220	3,125	*
C. Richard Stafford, Esq., Director (11)	61,095	*	50,470	10,625	*
Frederic Eigner, Executive Vice President for Operations (12)	58,642	*	58,642	--	*
Barry J. Wolfenson, Vice President for Marketing and Business Development (13)	55,545	*	45,907	9,638	*
Robert G. Moussa, Director (14)	34,220	*	24,220	10,000	*
Daniel Rivest, Former Executive Vice President, First Aid Products (15)	18,113	*	12,500	5,613	*

*	Represents less than 1% of the issued and outstanding common stock.
(1)	Except as otherwise noted, the address of each of the persons listed is: 214 Carnegie Center, Suite 300, Princeton, New Jersey 08540.
(2)
The conversion to common stock of all preferred stock and the number of shares owned and the percent owned by each entity or individual are based upon 6,557,855 shares of common stock outstanding and assume the exercise of all exercisable options owned by such entity or individual.  The percent beneficially owned is a fraction the numerator of which is the number of shares of common and preferred stock and exercisable options owned by each entity or individual and the denominator of which is the number of outstanding shares of common stock plus the number of shares of common stock which would be issued upon conversion of preferred stock by the subject entity or individual of its/his/her own preferred stock and the exercise by the subject entity or individual of its/his/her own options.  This method of computing the percent owned results in the aggregate ownership percentages of all owners exceeding 100%.

(3)
Bruce F. Wesson can be reached at:  Galen III Partnerships, 680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06901.
Includes shares owned by Galen Partners III, L.P., Galen Partners International III, L.P. and Galen Employee Fund III, L.P. Mr. Wesson is a General Partner of the Galen III Partnerships. Ownership consists of:  558,787 shares of common and convertible preferred stock, and exercisable options to purchase 15,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(4)
Richard J. Keim can be reached at:  Kensington Management Group, LLC,767 Third Avenue, 16th Floor, New York, New York 10017. Includes shares owned by Kensington Partners L.P., Kensington Partners II L.P. and Bald Eagle Fund Ltd. Ownership consists of:  150,063 shares of common stock and exercisable options to purchase 50,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(5)
Edward J. Quilty’s ownership consists of:  53,336 shares of common stock and exercisable options to purchase 131,407 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(6)
Stephen T. Wills’ ownership consists of: 20,584 shares of common stock and exercisable options to purchase  60,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(7)
John E. Yetter’s ownership consists of:  5,000 shares of common stock and exercisable options to purchase 76,064 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(8)
Robert C. Cole’s ownership consists of:  6,250 shares of common stock and exercisable options to purchase 70,439 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(9)
James T. O’Brien’s ownership consists of:  15,825 shares of common stock and exercisable options to purchase 53,595 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(10)
Srini Conjeevaram can be reached at:  SC Capital Management, LLC, P.O. Box 323, Bronxville, New York 10708.  Ownership consists of:  3,125 shares of common stock and exercisable options to purchase 59,220 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(11)
C. Richard Stafford’s ownership consists of:  10,625 shares of common stock and exercisable options to purchase 50,470 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(12)
Frederic Eigner’s ownership consists of:  exercisable options to purchase 58,642 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(13)
Barry J. Wolfenson’s ownership consists of:  9,638 shares of common stock and exercisable options to purchase 45,907 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(14)
Robert G. Moussa’s ownership consists of:  10,000 shares of common stock and exercisable options to purchase 24,220 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

(15)
Daniel Rivest’s ownership consists of:  5,613 shares of common stock and exercisable options to purchase 12,500 shares of common stock.  No additional options to purchase common stock will become exercisable within 60 days of March 31, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference the following documents filed with the SEC:

(a)	Our registration statement on Form 8-A effective May 13, 1994.
(b)	Our registration statement on Form S-1 effective February 16, 2010.
(c)	Our current report on Form 8-K relative to our common stock becoming listed on the Nasdaq Capital Market filed February 11, 2010.
(d)	Our current reports on Form 8-K relative to the purchase of the worldwide rights to license Medihoney filed February 24, 2010 and March 1, 2010.
(e)	Our current reports on Form 8-K relative to an amendment to our financing arrangement with GE Business Financial Services Inc. filed March 1, 2010 and April 1, 2010.
(f)	Our annual report on Form 10-K filed March 31, 2010 for the year ended December 31, 2009.
(g)	Our current report on Form 8-K relative to termination of an executive’s employment filed April 1, 2010.
(h)
Our notice of annual meeting of shareholders and definitive proxy statement filed April 14, 2010 relative to the election of directors and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

(i)	Our quarterly report on Form 10-Q filed May 12, 2010 for the quarter ended March 31, 2010.

All documents we file after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof, and prior to filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The law firm of Hedger & Hedger, Hershey, Pennsylvania, has passed upon certain legal matters relating to the shares of common stock covered by this registration statement.  Raymond C. Hedger, Jr., a member of Hedger & Hedger, owns 1,250 shares of the Registrant’s common stock and options to purchase 34,375 shares of the Registrant’s common stock exercisable at per share prices ranging from $3.12 to $7.20.

Item 6. Indemnification of Directors and Officers

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 empower the Company, and the bylaws of the Company provide that it shall have the power, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or in the case of actions undertaken other than in his official capacity, not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1
The Derma Sciences, Inc. Stock Option Plan, as amended November 29, 2007 (previously filed as Exhibit 10.08 to the Registrant’s Form 10-KSB filed on April 1, 2008 and incorporated herein by reference).

4.2	The Derma Sciences, Inc. Restricted Stock Plan (previously filed as Appendix D to the Registrant’s Proxy Statement filed on April 5, 2006 and incorporated herein by reference).
5.1	Opinion of Hedger & Hedger regarding the legality of the securities being registered
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Hedger & Hedger (included in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages of this Registration Statement)

Item 9. Undertakings

The undersigned Registrant undertakes:

(l)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[Signatures on next page]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of May, 2010.

DERMA SCIENCES, INC.

By:	/s/ Edward J. Quilty
Edward J. Quilty President and Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints each of Edward J. Quilty and John E. Yetter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits to be filed also, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date
/s/ Edward J. Quilty	President, Chief Executive Officer and	May 20, 2010
Edward J. Quilty	Chairman of the Board of Directors (Principal Executive Officer)

/s/ John E. Yetter, CPA	Vice President and Chief Financial Officer	May 20, 2010
John E. Yetter, CPA	(Principal Financial and Accounting Officer)

*	Director	May 20, 2010
Srini Conjeevaram

*	Director	May 20, 2010
Stephen T. Wills, CPA, MST

*	Director	May 20, 2010
James T. O’Brien

*	Director	May 20, 2010
C. Richard Stafford, Esq.

*	Director	May 20, 2010
Richard J. Keim

*	Director	May 20, 2010
Robert J. Moussa

/s/ Bruce F. Wesson	Director	May 20, 2010
Bruce F. Wesson

/s/ Brett D. Hewlett	Director	May 20, 2010
Brett D. Hewlett

*By:	/s/ Edward J. Quilty
Edward J. Quilty Attorney-in-Fact